Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-190198 of Ecopetrol S. A. of our report dated April 28, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F. We also consent to the reference to us under “Selected Financial and Operating Data” in this Form 20-F.

/s/ PricewaterhouseCoopers Ltda.

Bogotá, Colombia

April 28, 2015